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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-75197) and related Prospectus of Arthur J. Gallagher & Co. and subsidiaries for the registration of 1,175,000 shares of its common stock and to the incorporation by reference therein of our reports dated January 19, 1999, except for Notes 2 and 15 as to which the date is July 6, 1999, with respect to the consolidated financial statements and schedule of Arthur J. Gallagher & Co. and subsidiaries for the years ended December 31, 1998, 1997 and 1996 included in the amended Annual Report (Form 10-K/A) for 1998 filed with the Securities and Exchange Commission.


                                    /s/ Ernst & Young LLP
                                    ---------------------
                                         Ernst & Young LLP


Chicago, Illinois
July 8, 1999